EXHIBIT 2











                             DEPOSIT AGREEMENT

                  AMONG DUKE REALTY INVESTMENTS, INC. AND

                    AMERICAN STOCK TRANSFER & TRUST CO.





                         Dated as of       , 1999
                                    -------



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                             TABLE OF CONTENTS

                                                             PAGE
                                                             ----

                                 ARTICLE I

                                DEFINITIONS
Section 1.1.   "Articles of Incorporation"                     1
Section 1.2.   "Company"                                       1
Section 1.3.   "Corporate Office"                              1
Section 1.4.   "Deposit Agreement"                             1
Section 1.5.   "Depositary"                                    1
Section 1.6.   "Depositary's Agent"                            2
Section 1.7.   "Designating Amendment"                         2
Section 1.8.   "Preference Share"                              2
Section 1.9.   "Preference Receipt"                            2
Section 1.10.  "record date"                                   2
Section 1.11.  "record holder" or "holder"                     2
Section 1.12.  "Registrar"                                     2
Section 1.13.  "Securities Act"                                2
Section 1.14.  "Series F Preferred Share"                      2
Section 1.15.  "Series H Preferred Share"                      2
Section 1.16.  "Transfer Agent"                                2

                                ARTICLE II

         FORM OF PREFERENCE RECEIPTS, DEPOSIT OF PREFERRED SHARES,
                     EXECUTION AND DELIVERY, TRANSFER,
              SURRENDER AND REDEMPTION OF PREFERENCE RECEIPTS

Section 2.1.  Form and Transferability of Preference
               Receipts                                       3
Section 2.2.  Deposit of Preferred Shares; Execution and
               Delivery of Preference Receipts in Respect
               Thereof                                        4
Section 2.3.  Optional Redemption of Preferred Shares
               for Cash                                       5
Section 2.4.  Registration of Transfers of Preference
               Receipts                                       6
Section 2.5.  Combinations and Split-ups of Preference
               Receipts                                       6
Section 2.6.  Surrender of Preference Receipts and
               Withdrawal of Preferred Shares                 6
Section 2.7.  Limitations on Execution and Delivery,
               Transfer, Split-up, Combination, Surrender
               and Exchange of Preference Receipts            7
Section 2.8.  Lost Preference Receipts, etc.                  8
Section 2.9.  Cancellation and Destruction of Surrendered
               Preference Receipts                            8

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                                ARTICLE III

   CERTAIN OBLIGATIONS OF HOLDERS OF PREFERENCE RECEIPTS AND THE COMPANY

Section 3.1.  Filing Proofs, Certificates and Other
               Information                                   8
Section 3.2.  Payment of Fees and Expenses                   8
Section 3.3.  Representations and Warranties as to
               Preferred Shares                              9
Section 3.4.  Representation and Warranty as to Preference
               Receipts and Preference Shares                9

                                ARTICLE IV

                       THE PREFERRED SHARES; NOTICES

Section 4.1.  Cash Distributions                            9
Section 4.2.  Distributions Other Than Cash                 9
Section 4.3.  Subscription Rights, Preferences or
               Privileges                                  10
Section 4.4.  Notice of Dividends; Fixing of Record
               Date for Holders of Preference Receipts     11
Section 4.5.  Voting Rights                                11
Section 4.6.  Changes Affecting Preferred Shares and
               Reclassifications, Recapitalization, etc.   11
Section 4.7.  Inspection of Reports                        12
Section 4.8.  Lists of Preference Receipt Holders          12
Section 4.9.  Tax and Regulatory Compliance                13
Section 4.10. Withholding                                  13

                                 ARTICLE V

                      THE DEPOSITARY AND THE COMPANY

Section 5.1.  Maintenance of Offices, Agencies and
               Transfer Books by the Depositary and
               the Registrar                               13
Section 5.2.  Prevention or Delay in Performance by
               the Depositary, the Depositary's Agents,
               the Registrar or the Company                14
Section 5.3.  Obligations of the Depositary, the
               Depositary's Agents, the Registrar and
               the Company                                 14
Section 5.4.  Resignation and Removal of the Depositary;
               Appointment of Successor Depositary         15
Section 5.5.  Notices, Reports and Documents               16
Section 5.6.  Indemnification by the Company               16
Section 5.7.  Fees, Charges and Expenses                   16

                                ARTICLE VI

                         AMENDMENT AND TERMINATION

Section 6.1.  Amendment                                   17
Section 6.2.  Termination                                 17

                                ARTICLE VII

                               MISCELLANEOUS

Section 7.1.  Counterparts                               18
Section 7.2.  Exclusive Benefit of Parties               18
Section 7.3.  Invalidity of Provisions                   18
Section 7.4.  Notices                                    18
Section 7.5.  Depositary's Agents                        19
Section 7.6.  Holders of Preference Receipts Are Parties 19
Section 7.7.  Governing Law                              19
Section 7.8.  Inspection of Deposit Agreement and
               Designating Amendment                     19
Section 7.9.  Headings                                   19

                             DEPOSIT AGREEMENT

     DEPOSIT  AGREEMENT, dated as of /           /  /  /, 1999, among  DUKE
REALTY INVESTMENTS, INC., an Indiana corporation (the "Company"), and American Stock Transfer & Trust Co., a New York banking corporation, as Depositary, and all holders from time to time of Preference Receipts (as hereinafter defined) issued hereunder.

                           W I T N E S S E T H:
                           -------------------
     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Company's Series F Preferred
Shares and Series H Preferred Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Preference Receipts evidencing Series F Preference Shares and Series H Preference Shares representing a fractional interest in the Series F Preferred Shares and Series H Preferred Shares, respectively, deposited; and

     WHEREAS, the Preference Receipts evidencing Series F Preference Shares are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and Preference Receipts evidencing Series H Preference Shares are to be substantially in the form of Exhibit B annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:


                                 ARTICLE I

                                DEFINITIONS

     The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Preference Receipts:

     SECTION 1.1 "Articles of Incorporation" shall mean the Amended and Restated Articles of Incorporation, as amended from time to time, of the Company.

     SECTION 1.2 "Company" shall mean Duke Realty Investments, Inc., an Indiana corporation, and its successors.

     SECTION 1.3 "Corporate Office" shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 40 Wall Street, New York, NY 10005.

     SECTION 1.4 "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

     SECTION 1.5 "Depositary" shall mean American Stock Transfer & Trust Co., a company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000, and any successor as depositary hereunder.

     SECTION 1.6 "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.5.

     SECTION 1.7 "Designating Amendment" shall mean the amendment to the Articles of Incorporation filed with the Secretary of State of the State of Indiana establishing the Preferred Shares as a series of preferred shares of the Company.

     SECTION 1.8 "Preference Shares" shall mean the Series F Preference Shares and the Series H Preference Shares.

     SECTION 1.9 "Preference Receipt" shall mean a Depositary Preference Receipt issued hereunder to evidence one or more of the Series F or Series H Preference Shares, whether in definitive or temporary form, substantially in the forms set forth as Exhibit A and Exhibit B hereto.

     SECTION 1.10 "Preferred Shares" shall mean the Series F Preferred Shares and the Series H Preferred Shares.

     SECTION  1.11    "record date" shall mean the date fixed  pursuant  to
Section 4.4.

     SECTION 1.12 "record holder" or "holder" as applied to a Preference Receipt shall mean the person in whose name a Preference Receipt is registered on the books maintained by the Depositary for such purpose.

     SECTION 1.13 "Registrar" shall mean American Stock Transfer & Trust Co. or any bank or trust company appointed to register ownership and transfers of Preference Receipts or the deposited Preferred Shares, as the case may be, as herein provided.

     SECTION 1.14 "Securities Act" shall mean the Securities Act of 1933, as amended.

     SECTION 1.15 "Series F Preference Share" shall mean a fractional interest of 1/1,000 of a Series F Preferred Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Series F Preferred Share and held under this Deposit Agreement, all as evidenced by the Preference Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Series F Preference Share is entitled, proportionately, to all the rights, preferences and privileges of the Series F Preferred Share represented by such Series F Preference Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Designating Amendment.

     SECTION 1.16 "Series H Preference Share" shall mean a fractional interest of 1/1,000 of a Series H Preferred Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Series H Preferred Share and held under this Deposit Agreement, all as evidenced by the Preference Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Series H Preference Share is entitled, proportionately, to all the rights, preferences and privileges of the Series H Preferred Share represented by such Series H Preference Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Designating Amendment.

     SECTION 1.17 "Series F Preferred Share" shall mean the Company's 8.0% Series F Cumulative Redeemable Preferred Shares, par value $0.01 per share, heretofore validly issued, fully paid and nonassessable.

     SECTION 1.18 "Series H Preferred Share" shall mean the Company's 8.625% Series H Cumulative Redeemable Preferred Shares, par value $0.01 per share, heretofore validly issued, fully paid and nonassessable.

     SECTION 1.19 "Transfer Agent" shall mean American Stock Transfer & Trust Co. or any bank or trust company appointed to transfer the Preference Receipts or the deposited Preferred Shares, as the case may be, as herein provided.

                                ARTICLE II

         FORM OF PREFERENCE RECEIPTS, DEPOSIT OF PREFERRED SHARES,
                     EXECUTION AND DELIVERY, TRANSFER,
              SURRENDER AND REDEMPTION OF PREFERENCE RECEIPTS

     SECTION 2.1    Form and Transferability of Preference Receipts.
                    -----------------------------------------------
               Definitive Preference Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibits A and B annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Preference Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.2, shall execute and deliver temporary Preference Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Preference Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Preference Receipts may determine, as evidenced by their execution of such Preference Receipts. If temporary Preference Receipts are issued, the Company and the Depositary will cause definitive Preference Receipts to be prepared without unreasonable delay. After the preparation of definitive Preference Receipts, the temporary Preference Receipts shall be exchangeable for definitive Preference Receipts upon surrender of the temporary Preference Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Preference Receipts, the Depositary shall execute and deliver in exchange therefor definitive Preference Receipts representing the same number of Preference Shares as represented by the surrendered temporary Preference Receipt or Preference Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Preference Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Shares deposited, as definitive Preference Receipts.

     Preference Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; PROVIDED that if a Registrar (other than the Depositary) shall have been appointed, then such Preference Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Preference Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Preference Receipt executed as provided above and delivered as hereinafter provided.

     Except  as the Depositary may otherwise determine, Preference Receipts
shall  be  in denominations of any number of whole Preference Shares.   All
Preference Receipts shall be dated the date of their issuance.

     Preference Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preferred Shares, the Preference Shares or the Preference Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Preference Receipts are subject.

     Title to any Preference Receipt (and to the Preference Shares evidenced by such Preference Receipt), that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until a Preference Receipt shall be transferred on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of any conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.2

     Deposit of Preferred Shares; Execution and Delivery of Preference Receipts in Respect Thereof.
-------------------------------------------------------------------------------

     Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 6,000 Series F Preferred
Shares and 2,600 Series H Preferred Shares properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and
(ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Preference Receipt or Preference Receipts for the Preference Shares representing such deposited Preferred Shares. The Depositary acknowledges receipt of the deposited Preferred Shares and related documentation and agrees to hold such deposited Preferred Shares in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for Preferred Shares deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Shares held by it by notation, book-entry or other appropriate method.

     If required by the Depositary, Preferred Shares presented for deposit by the Company at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Shares or to receive other property that any person in whose name the Preferred Shares is or has been registered may thereafter receive upon or in respect of such deposited Preferred Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

     Upon receipt by the Depositary of a certificate or certificates for Preferred Shares deposited hereunder, together with the other documents specified above, and upon registering such Preferred Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Preference Receipt or Preference Receipts for the number of whole Preference Shares representing the Preferred Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Preference Receipt or Preference Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.

     Other than in the case of splits, combinations or other reclassifications affecting the Preferred Shares, or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Shares as set forth in the Designating Amendment, as such may be amended.

     The Company shall deliver to the Depositary from time to time such quantities of Preference Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

     SECTION 2.3.   Optional Redemption of Preferred Shares for Cash.
                    ------------------------------------------------

     Whenever the Company shall elect to redeem deposited Preferred Shares for cash in accordance with the provisions of the Designating Amendment, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' prior written notice of the date of such proposed redemption and of the number of such Preferred Shares held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Designating Amendment, including the amount, if any, of accrued and unpaid dividends to the date of such redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Preference Shares representing the Preferred Shares to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Shares and Preference Shares (the "cash redemption date"), to the holders of record on the record date fixed for such redemption pursuant to Section
4.4 hereof of the Preference Receipts evidencing the Preference Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption as to other holders. The Company shall provide the Depositary with such notice, and each such notice shall state: the cash redemption date; the cash redemption price; the number of deposited Preferred Shares and Preference Shares to be redeemed; if fewer than all the Preference Shares held by any holder are to be redeemed, the number of such Preference Shares held by such holder to be so redeemed; the place or places where Preference Receipts evidencing Preference Shares to be redeemed are to be surrendered for payment of the cash redemption price; and that from and after the cash redemption date dividends in respect of the Preferred Shares represented by the Preference Shares to be redeemed will cease to accrue. If fewer than all the outstanding Preference Shares are to be redeemed, the Preference Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Preference Shares) or by any other equitable method determined by the Company. The Company shall also cause notice of redemption to be published in a newspaper of general circulation in The City of New York at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the cash redemption date.

     In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Designating Amendment) of the Preferred Shares deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to the date of redemption), the Depositary shall redeem the number of Preference Shares representing such Preferred Shares so called for redemption by the Company and from and after the cash redemption date (unless the Company shall have failed to redeem the Preferred Shares to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the Preferred Shares called for redemption shall cease to accrue, the Preference Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Preference Receipts evidencing such Preference Shares (except the right to receive the cash redemption price and any money or other property to which holders of such Preference Receipts were entitled upon such redemption) shall, to the extent of such Preference Shares, cease and terminate. Upon surrender in accordance with said notice of the Preference Receipts evidencing such Preference Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Preference Shares shall be redeemed at a cash redemption price of $25.00 per Preference Share plus any other money and other property payable in respect of such Preferred Shares. The foregoing shall be further subject to the terms and conditions of the Designating Amendment.

     If fewer than all of the Preference Shares evidenced by a Preference Receipt are called for redemption, the Depositary will deliver to the holder of such Preference Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for and all other amounts payable in respect of the Preference Shares called for redemption, a new Preference Receipt evidencing the Preference Shares evidenced by such prior Preference Receipt and not called for redemption.

     SECTION 2.4    Registration of Transfers of Preference Receipts.
                    ------------------------------------------------

     The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Preference Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Preference Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Preference Receipt or Preference Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Preference Shares evidenced by the Preference Receipt or Preference Receipts surrendered.

     SECTION 2.5    Combinations and Split-ups of Preference Receipts.
                    -------------------------------------------------

     Upon surrender of a Preference Receipt or Preference Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Preference Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Preference Receipt or Preference Receipts in the authorized denominations requested evidencing the same aggregate number of Preference Shares evidenced by the Preference Receipt or Preference Receipts surrendered.

     SECTION 2.6 Surrender of Preference Receipts and Withdrawal of Preferred Shares.
---------------------------------------------------------------------------

        Any holder of a Preference Receipt or Preference Receipts may withdraw any or all of the deposited Preferred Shares represented by the Preference Shares evidenced by such Preference Receipt or Preference Receipts and all money and other property, if any, represented by such Preference Shares by surrendering such Preference Receipt or Preference Receipts at the Corporate Office or at such office as the Depositary may designate for such withdrawals, Provided that a holder of a Preference Receipt or Preference Receipts may not withdraw such Preferred Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole or fractional shares of such Preferred Shares and all such money and other property, if any, represented by the Preference Shares evidenced by the Preference Receipt or Preference Receipts so surrendered for withdrawal, but holders of such whole or fractional Preferred Shares will not thereafter be entitled to deposit such

Preferred Shares hereunder or to receive Preference Shares therefor. If the Preference Receipt or Preference Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Preference Shares in excess of the number of Preference Shares representing the number of whole or fractional shares of deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.4) upon his order, a new Preference Receipt or Preference Receipts evidencing such excess number of Preference Shares. Delivery of such Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     If the deposited Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Preference Receipt or Preference Receipts being surrendered for withdrawal of Preferred Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Preference Receipt or Preference Receipts surrendered by such holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

     The Depositary shall deliver the deposited Preferred Shares and the money and other property, if any, represented by the Preference Shares evidenced by Preference Receipts surrendered for withdrawal at the
Corporate Office, except that, at the request, risk and expense of the holder surrendering such Preference Receipt or Preference Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

     SECTION 2.7 Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Preference Receipts.
---------------------------------------------------------------------------

     As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Preference Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn);
(ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and
(iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Preferred Shares, the Preference Shares or the Preference Receipts may be included for quotation or listed.

     The deposit of Preferred Shares may be refused, the delivery of Preference Receipts against Preferred Shares may be suspended, the transfer of Preference Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Preference Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under Article X of the Articles of Incorporation or under any provision of this Deposit Agreement.

     SECTION 2.8    Lost Preference Receipts, etc.
                    ------------------------------

     In case any Preference Receipt shall be mutilated or destroyed or lost or stolen, the Depositary, in its discretion, may execute and deliver a Preference Receipt of like form and tenor in exchange and substitution for such mutilated Preference Receipt or in lieu of and in substitution for such destroyed, lost or stolen Preference Receipt, provided that the holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Preference Receipt, of the authenticity thereof and of his ownership thereof and
(ii) reasonable indemnification satisfactory to the Depositary and the Company.

     SECTION  2.9    Cancellation and Destruction of Surrendered Preference
Receipts.
---------------------------------------------------------------------------

     All Preference Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Preference Receipts so cancelled.


                                ARTICLE III
   CERTAIN OBLIGATIONS OF HOLDERS OF PREFERENCE RECEIPTS AND THE COMPANY

     SECTION 3.1    Filing Proofs, Certificates and Other Information.
                    -------------------------------------------------

     Any person presenting Preferred Shares for deposit or any holder of a Preference Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Preference Receipt, the transfer, redemption or exchange of any Preference Receipt, the withdrawal of the deposited Preferred Shares represented by the Preference Shares evidenced by any Preference Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     SECTION 3.2    Payment of Fees and Expenses.
                    ----------------------------

     Holders of Preference Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.7, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Preference Receipt or any withdrawal of the Preferred Shares or money or other property, if any, represented by the Preference Shares evidenced by such Preference Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Shares or other property represented by the Preference Shares evidenced by such Preference Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Preference Receipt remaining liable for any deficiency.

     SECTION 3.3    Representations and Warranties as to Preferred Shares.
                    -----------------------------------------------------

     In the case of the initial deposit of the Preferred Shares hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Shares and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Preferred Shares, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Shares and the issuance of Preference Receipts.

     SECTION 3.4 Representation and Warranty as to Preference Receipts and Preference Shares.
---------------------------------------------------------------------------

     The Company hereby represents and warrants that the Preference Receipts, when issued, will evidence legal and valid interests in the Preference Shares and each Preference Share will represent a legal and valid 1/1,000 fractional interest in a deposited Preferred Share. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Preference Receipts evidencing the Preference Shares.


                                ARTICLE IV
                       THE PREFERRED SHARES; NOTICES

     SECTION 4.1    Cash Distributions.
                    ------------------

     Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Preferred Shares, including any cash received upon redemption of any Preferred Shares pursuant to Section 2.3, the Depositary shall, subject to Section 3.2, distribute to record holders of Preference Receipts on the record date fixed pursuant to Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Preference Shares evidenced by the Preference Receipts held by such holders; PROVIDED, HOWEVER, that in case the Company or the Depositary shall be required to and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares represented by the Preference Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Preference Shares represented by such Preference Receipts subject to such withholding shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Preference Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Preference Receipts then outstanding.

     SECTION 4.2    Distributions Other Than Cash.
                    -----------------------------

        Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Shares, the Depositary shall, subject to
Section 3.2, distribute to record holders of Preference Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Preference Shares evidenced by the Preference Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Preference Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the holders of Preference Receipts unless the Company shall have provided to the
Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered.

     SECTION 4.3    Subscription Rights, Preferences or Privileges.
                    ----------------------------------------------

     If  the Company shall at any time offer or cause to be offered to  the persons in whose names deposited Preferred Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Preference Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Preference Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Preference Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed by the Depositary to the record holders of Preference Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Preference Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Preference Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Preference Receipts, the Company agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.4 Notice of Dividends; Fixing of Record Date for Holders of Preference Receipts.
---------------------------------------------------------------------------

     Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Shares, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Shares are entitled to vote or of which holders of such Preferred Shares are entitled to notice or (ii) any election on the part of the Company to redeem any such Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Shares) for the determination of the holders of Preference Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Preference Shares are to be so redeemed.

     SECTION 4.5    Voting Rights.
                    --------------

     Upon  receipt  of  notice  of any meeting  at  which  the  holders  of deposited Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Preference Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting,
(ii) a statement that the holders of Preference Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Preference Shares and
(iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Preference Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Preferred Shares represented by the Preference Shares evidenced by such Preference Receipt in accordance with the instructions set forth in such request. To the extent such instructions request the voting of a fractional interest of a share of deposited Preferred Shares, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each Series F Preferred Share and each Series H Preferred Share is entitled to one vote and, accordingly, each Series F Preference Share and each Series H
Preference Share is entitled to 1/1,000 of one vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of a Preference Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Preference Shares evidenced by such Preference Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Shares represented by the Preference Shares evidenced by such Preference Receipt.

     SECTION 4.6 Changes Affecting Preferred Shares and Reclassifications, Recapitalization, etc.
---------------------------------------------------------------------------

     Upon any change in par or stated value, split-up, combination or any other reclassification of Preferred Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the
Company's  assets,  the  Depositary shall, upon  the  instructions  of  the
Company: (i) make such adjustments in (a) the fraction of an interest represented by one Preference Share in one Preferred Share and (b) the ratio of the redemption price per Preference Share to the redemption price of a Preferred Share, in each case as may be required by or as is consistent with the provisions of the Designating Amendment to fully reflect  the  effects  of  such  change  in  liquidation  value,  split-up,
combination   or   other   reclassification   of   Shares,   or   of   such
recapitalization, reorganization, merger, consolidation or sale and (ii) treat any shares or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Shares as new deposited property under this Deposit Agreement, and Preference Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof or the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Shares. In any such case the Depositary may, in its discretion, with approval of the Company, execute and deliver additional Preference Receipts, or may call for the surrender of all outstanding Preference Receipts to be exchanged for new Preference Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Preference Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Shares or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Company to surrender such Preference Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Shares represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the deposited Preferred Shares evidenced by such Preference Receipts might have been converted or for which such Preferred Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Shares for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

     SECTION 4.7    Inspection of Reports.
                    ----------------------

     The Depositary shall make available for inspection by holders of Preference Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Shares and made generally available to the holders of the Preferred Shares. In addition, the Depositary shall transmit certain notices and reports to the holders of Preference Receipts as provided in Section 5.5.

     SECTION 4.8    Lists of Preference Receipt Holders.
                    -----------------------------------

     Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Preference Shares of all persons in whose names Preference Receipts are registered on the books of the Depositary.

     SECTION 4.9    Tax and Regulatory Compliance.
                    ------------------------------

     The Depositary shall be responsible for (i) preparation and mailing of form 1099s for all open and closed accounts, (ii) foreign tax withholding,
(iii) withholding 31% (or any withholding as may be required at the then applicable rate) of dividends from eligible holders of Preference Receipts if directed to do so by the Company or required to do so by applicable law,
(iv) mailing W-9 forms to new holders of Preference Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms, (vi) preparation and filing of state information returns and (vii) escheatment services.

     SECTION 4.10   Withholding.
                    -----------

     Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Preference Receipts entitled thereto in proportion to the number of Preference Shares held by them respectively.

                                 ARTICLE V

                      THE DEPOSITARY AND THE COMPANY

     SECTION 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar.
---------------------------------------------------------------------------

     The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Preference Receipts and deposit and withdrawal of Preferred Shares and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Preference Receipts and deposit and withdrawal of Preferred Shares, all in accordance with the provisions of this Deposit Agreement.

     The  Depositary  shall  keep books at the  Corporate  Office  for  the registration and transfer of Preference Receipts, which books at all reasonable times shall be open for inspection by the record holders of Preference Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     If the Preference Receipts or the Preference Shares evidenced thereby or the Preferred Shares represented by such Preference Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Preference Receipts or Preference Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Preference Receipts, such Preference Shares or such Preferred Shares are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Preference Receipts, such Preference Shares or such Preferred Shares as may be required by law or applicable stock exchange regulations.

     SECTION 5.2 Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company.
---------------------------------------------------------------------------

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of any Preference Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Articles of Incorporation or the Designating Amendment or, in the case of the Company, the Depositary, the Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Preference Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     SECTION 5.3 Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company.
---------------------------------------------------------------------------

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Preference Receipt to holders of Preference Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited Preferred Shares), gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Shares, Preference Shares or Preference Receipts that in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Preferred Shares for deposit, any holder of a Preference Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Preference Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

     The Depositary, its parent, affiliate, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Preference Receipts or Preference Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The
Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

     It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Shares; PROVIDED, HOWEVER, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     The Company agrees that it will register the deposited Preferred Shares and the Preference Shares if required by the applicable securities laws.

     SECTION 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary.
---------------------------------------------------------------------------

     The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Preference Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Preference Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Preference Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

     SECTION 5.5    Notices, Reports and Documents.
                    -------------------------------

     The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Preference Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Shares, the Preference Shares or the Preference Receipts are included for quotation or listed or by the Articles of Incorporation and the Designating Amendment to be furnished by the Company to holders of the deposited Preferred Shares and, if requested by the holder of any Preference Receipt, a copy of this Deposit Agreement, the form of Preference Receipt, the Designating Amendment and the form of Preferred Shares. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Preference Receipts at the Company's expense such other documents as may be requested by the Company.

     SECTION 5.6    Indemnification by the Company.
                    ------------------------------

     The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Preference Receipts, except for any liability arising out of the willful misconduct, gross negligence, negligence (in the case of any action or inaction with respect to the voting of the deposited Preferred Shares) or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

     SECTION 5.7    Fees, Charges and Expenses.
                    ---------------------------

     No charges and expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this
Section 5.7. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit
Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Shares and the initial issuance of the Preference Shares evidenced by the Preference Receipts, any redemption of the Preferred Shares at the option of the Company and all withdrawals of the Preferred Shares by holders of Preference Shares. If a holder of Preference Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as previously agreed between the Depositary and the Company. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

                                ARTICLE VI

                         AMENDMENT AND TERMINATION

     SECTION 6.1    Amendment.
                    ---------

     The form of the Preference Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) shall materially and adversely alter the rights of the holders of Preference Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Designating Amendment shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Preference Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.6 and Section 2.7 and Article III, of any holder of any Preference Shares to surrender the Preference Receipt evidencing such Preference Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Preference Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Preference Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

     SECTION 6.2    Termination.
                    ------------

     This Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provisions) or (ii) the holders of a majority of the Preferred Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Preference Receipt, upon surrender of the Preference Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Shares that are represented by the Preference Shares evidenced by such Preference Receipt, together with any other property held by the Depositary in respect of such Preference Receipt. In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its best efforts to list the Preferred Shares issued upon surrender of the Preference Receipt evidencing the Preference Shares represented thereby on a national securities exchange. This Deposit Agreement will automatically terminate if (i) all outstanding Preference Shares shall have been redeemed pursuant to Section 2.3 or (ii) there shall have been made a final distribution in respect of the deposited Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Preference Receipts entitled thereto.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Section 5.6 and Section 5.7.

                                ARTICLE VII

                               MISCELLANEOUS

     SECTION 7.1    Counterparts.
                    ------------

     This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Preference Receipt.

     SECTION 7.2    Exclusive Benefit of Parties.
                    ----------------------------

     This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.3    Invalidity of Provisions.
                    ------------------------

     In case any one or more of the provisions contained in this Deposit Agreement or in the Preference Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.4    Notices.
                    --------

     Any and all notices to be given to the Company hereunder or under the Preference Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

               DUKE REALTY INVESTMENTS, INC.
               8888 Keystone Crossing
               Suite 1200
               Indianapolis, Indiana  46240
               Attention:  Dennis D. Oklak
               Telephone No.:  (317) 574-3531

or at any other address of which the Company shall have notified the Depositary in writing.

     Any notices to be given to the Depositary hereunder or under the Preference Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

     Any notices given to any record holder of a Preference Receipt hereunder or under the Preference Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Preference Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.5    Depositary's Agents.
                    -------------------

     The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

     SECTION 7.6    Holders of Preference Receipts Are Parties.
                    ------------------------------------------

     The holders of Preference Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Preference Receipts by acceptance of delivery thereof.

     SECTION 7.7    Governing Law.
                    -------------

      This Deposit Agreement and the Preference Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

     SECTION   7.8     Inspection  of  Deposit  Agreement  and  Designating
Amendment.
---------------------------------------------------------------------------

     Copies of this Deposit Agreement and the Designating Amendment shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of any Preference Receipt.

     SECTION 7.9    Headings.
                    --------

     The headings of articles and sections in this Deposit Agreement and in the form of the Preference Receipts set forth in Exhibit A and Exhibit B hereto have been inserted for convenience only and are not to be regarded as part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Preference Receipts.

     IN WITNESS WHEREOF, Duke Realty Investments, Inc. and American Stock Transfer & Trust Co. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Preference Receipts shall become parties hereto by and upon acceptance by them of delivery of Preference Receipts issued in accordance with the terms hereof.

                              DUKE REALTY INVESTMENTS, INC.


                              By:
                                --------------------------------
Attest:                          Authorized Officer


                              AMERICAN STOCK TRANSFER & TRUST CO.


                              By:
                                -------------------------------
Attest:                          Authorized Signatory

                                                                  Exhibit A

     The Preference Shares evidenced by this Preference Receipt are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. In order to maintain such status, the Company's Designating Amendment imposes limitations on the number of Series F Cumulative Redeemable Preferred Shares that may be owned by any single person or affiliated group. All capitalized terms in this legend have the meanings defined in the Company's Designating Amendment for the Series F Cumulative Redeemable Preferred Shares. Transfers in violation of the restrictions described above shall be void ab initio.

     The Company will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the
Series F Cumulative Redeemable Preferred Shares. Requests for such statement may be directed to the Secretary of the Company.

                   [FORM OF FACE OF PREFERENCE RECEIPT]

DR-
         CERTIFICATE FOR NOT MORE THAN 6,000,000 PREFERENCE SHARES
CUSIP
     --------
                 PREFERENCE RECEIPT FOR PREFERENCE SHARES,
            EACH REPRESENTING 1/1,000 OF A SERIES F CUMULATIVE
                        REDEEMABLE PREFERRED SHARE

                       DUKE-WEEKS REALTY CORPORATION
                         (an Indiana corporation)

                 , as Depositary (the "Depositary"), hereby certifies that
    ------------
                 is  the  registered owner of            PREFERENCE  SHARES
----------------                             -----------
("Preference Shares"), each Preference Share representing 1/1,000 of one Series F Cumulative Redeemable Preferred Share, $0.01 par value per share (the "Shares"), of Duke-Weeks Realty Corporation, an Indiana corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of
                   , 1999 (the "Deposit Agreement"), among the Company, the
--------------- ---
Depositary and the holders from time to time of Preference Receipts for Preference Shares. By accepting this Preference Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Preference Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Preference Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

[Countersigned:                         --------------------------------


By:                                     By:
   ------------------------                  -----------------------------
                                          Authorized Signatory

                   [FORM OF REVERSE PREFERENCE RECEIPT]

     DUKE REALTY INVESTMENTS, INC. WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF PREFERENCE RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE DESIGNATING AMENDMENT WITH RESPECT TO THE SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES OF DUKE REALTY INVESTMENTS, INC. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS PREFERENCE RECEIPT.

     The following abbreviations when used in the instructions on the face of this Preference Receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common UNIF GIFT MIN ACT -           Custodian
                                              ----------       ---------
                                          (Cust)           (Minor)

TEN ENT - as tenants by the entireties Under Uniform Gifts to Minors Act


JT TEN -  as joint tenants with
          right of survivorship and
          not as tenants in common   ---------
                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                ASSIGNMENT

                                -----------

     For   value   received,             hereby  sell(s),   assign(s)   and
                            ------------
transfer(s) unto
                    ------------

   PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                        --------------------------

                        --------------------------


  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
  ASSIGNEE

                        --------------------------

            Preference Shares represented by the within Preference Receipt,
-----------
and  do hereby irrevocably constitute and appoint              Attorney  to
                                                 -------------
transfer the said Preference Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:
     -------------------
                           NOTICE:  The  signature  to the assignment  must
                                     correspond  with the name  as  written
                                     upon   the  face  of  this  Preference
                                     Receipt  in every particular,  without
                                     alteration  or  enlargement   or   any
                                     change whatever.

                                                                  Exhibit B

     The Preference Shares evidenced by this Preference Receipt are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. In order to maintain such status, the Company's Designating Amendment imposes limitations on the number of Series H Cumulative Redeemable Preferred Shares that may be owned by any single person or affiliated group. All capitalized terms in this legend have the meanings defined in the Company's Designating Amendment for the Series H Cumulative Redeemable Preferred Shares. Transfers in violation of the restrictions described above shall be void AB INITIO.

     The Company will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the
Series H Cumulative Redeemable Preferred Shares. Requests for such statement may be directed to the Secretary of the Company.

                   [FORM OF FACE OF PREFERENCE RECEIPT]

DR-
         CERTIFICATE FOR NOT MORE THAN 2,600,000 PREFERENCE SHARES
CUSIP
     ------------
                 PREFERENCE RECEIPT FOR PREFERENCE SHARES,
            EACH REPRESENTING 1/1,000 OF A SERIES H CUMULATIVE
                        REDEEMABLE PREFERRED SHARE

                       DUKE-WEEKS REALTY CORPORATION
                         (an Indiana corporation)

                  , as Depositary (the "Depositary"), hereby certifies that
-----------------
          is the registered owner of         PREFERENCE SHARES ("Preference
----------                           -------
Shares"), each Preference Share representing 1/1,000 of one Series H Cumulative Redeemable Preferred Share, $0.01 par value per share (the
"Shares"), of Duke-Weeks Realty Corporation, an Indiana corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of
                                                              ----------
  ,  1999  (the "Deposit Agreement"), among the Company, the Depositary  and
--
the holders from time to time of Preference Receipts for Preference Shares. By accepting this Preference Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit
Agreement.   This Preference Receipt shall not be valid or  obligatory  for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Preference Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:
      -----------------------
[Countersigned

By:                                     By:
---------------------------]              -------------------------------
                                          Authorized Signatory

                   [FORM OF REVERSE PREFERENCE RECEIPT]

     DUKE REALTY INVESTMENTS, INC. WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF PREFERENCE RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE DESIGNATING AMENDMENT WITH RESPECT TO THE SERIES H CUMULATIVE REDEEMABLE PREFERRED SHARES OF DUKE REALTY INVESTMENTS, INC. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS PREFERENCE RECEIPT.


     The following abbreviations when used in the instructions on the face of this Preference Receipt shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM - as tenant in common UNIF GIFT MIN ACT -            Custodian
                                              ------------     --------
                                         (Cust)              (Minor)

TEN ENT - as tenants by the entireties Under Uniform Gifts to Minors Act

JT TEN -  as joint tenants with
          right of survivorship and
          not as tenants in common    --------
                                     (State)


     Additional abbreviations may also be used though not in the above list.
                                ASSIGNMENT

     For   value   received,             hereby  sell(s),   assign(s)   and
                             -----------
transfer(s) unto
                 -----------

   PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                 ----------------------------------------

                 -----------------------------------------

  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
  ASSIGNEE

                 -----------------------------------------

            Preference Shares represented by the within Preference Receipt,
-----------
and  do hereby irrevocably constitute and appoint              Attorney  to
                                                  ------------
transfer the said Preference Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:
     ---------------------
                           NOTICE:  The  signature  to the assignment  must
                                     correspond  with the name  as  written
                                     upon   the  face  of  this  Preference
                                     Receipt  in every particular,  without
                                     alteration  or  enlargement   or   any
                                     change whatever.